ASSIGNMENT AGREEMENT


     THIS ASSIGNMENT AGREEMENT ("Agreement"), dated effective as of December 28, 2001 is executed by CATALYST MASTER FUND, L.P., a
Cayman Islands limited partnership ("Assignor"), and SANDERA
PARTNERS, L.P., a Texas limited partnership ("Assignee").

                            RECITALS:

     A. Assignor desire to assign to Assignee all assets of Assignor, including without limitation those set forth on the Schedules attached hereto (including securities) (collectively, the "Assets").

     B. Assignee has agreed to accept the assignment of the Assets and Transaction Documents on the terms and conditions hereinafter set forth.

                           AGREEMENTS:

     NOW, THEREFORE, in consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor and Assignee agree as follows:

     1. Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby conveys, transfers and assigns to Assignee all of Assignor's right, title and interest in and to the Assets, together with all other rights, obligations, restrictions, covenants, benefits and privileges in any way now or hereafter belonging or accruing to the benefit of the Assignor in respect of Assignor's rights in and to the Assets.

     2.   Representations and Warranties.

          (a)  Assignor represents and warrants that:

               (i) it is the lawful owner of the Assets and that Assignor holds legal and equitable title to the Assets free and clear of any and all liens, claims, charges, pledges, encumbrances and security interests; and

               (ii) this Agreement has been duly authorized by all necessary action on the part of Assignor.

          (b)  Assignee represents and warrants that:

               (i) it has received and reviewed copies of the Assets;

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               (ii) this Agreement has been duly authorized by
          all necessary action on the part of Assignee;

               (iii)     it is an accredited investor as defined
          under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended;

               (iv) it is acquiring the Assets for its own account for investment and without any view to the sale or further distribution of any part thereof; and

               (v) it shall accept the Assets with all rights and privileges thereto.







                    [Signature page follows]


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     EXECUTED the day and year first written above.

                    ASSIGNOR:

                    CATALYST MASTER FUND, L.P.

                    By:  Catalyst GP, Ltd., its sole general partner

                    By:  /s/  CLARK K. HUNT
                       -----------------------------------------
                         Clark K. Hunt, Manager





                         ASSIGNEE:

                         SANDERA PARTNERS, L.P.

                          By: Sandera Capital Management,
                                  L.P., its general partner

                              By:  Sandera Capital, L.L.C., its
                                    general partner

                              By:  /s/ KEITH BENEDICT
                                 -------------------------------
                                 Keith Benedict, Vice President



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                          SCHEDULE A-1

136,000 shares of common stock, par value $0.00002 of Novo
Networks, Inc., a Delaware corporation.










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                          SCHEDULE A-2

103,778 shares of common stock of PFSWeb, Inc.







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                          SCHEDULE A-3

210,085 shares of common stock of Sport Haley, Inc.



















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                          SCHEDULE A-4

8% convertible promissory note issued by Edge Technology Group, Inc. convertible into 1,020,000 shares of common stock, par value
$0.01 of Edge Technology Group, Inc.

2,318,654 shares of common stock, par value $0.01 of Edge
Technology Group, Inc.





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                          SCHEDULE A-5

80,555 shares of Class B Convertible Preferred Stock of netInsurance.com, Inc.

Convertible promissory note issued by netInsurance.com, Inc., convertible into 200,000 shares of common stock of netInsurance.com, Inc.






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                          SCHEDULE A-6

1,498,831 shares of common stock of Edge Technology Group, Inc., par value $.01 per share received in a termination of Purchase
Pooling Investment Fund, a Texas joint venture.